                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                         Integrated Electrical Services
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                     [INTEGRATED ELECTRICAL SERVICES LOGO]

                               December 18, 2002

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Integrated Electrical Services, Inc. to be held on Thursday, January 30, 2003, at 10:30 a.m. at the Doubletree Post Oak, 2001 Post Oak Blvd., Houston, TX 77056. Proxy Materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 2002 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2002.

     We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /S/ HERBERT R. ALLEN

                                          Herbert R. Allen
                                          President and Chief Executive Officer

                      INTEGRATED ELECTRICAL SERVICES, INC.
                        1800 WEST LOOP SOUTH, SUITE 500
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 30, 2003

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.,

     Notice is hereby given that the Annual Meeting of the Stockholders of Integrated Electrical Services, Inc., a Delaware corporation, will be held at the Doubletree Post Oak, 2001 Post Oak Blvd., Houston, TX 77056, on Thursday, January 30, 2003, at 10:30 a.m. Central Time, for the following purposes:

          1. To elect two directors to the Company's board to serve until the annual stockholders' meeting held in 2006 or until their successors have been elected and qualified.

          2. To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year 2003.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The holders of record of the Company's common stock and of the Company's restricted voting common stock at the close of business on December 4, 2002 are entitled to notice of and to vote at the meeting with respect to all proposals, except that restricted voting common stock shall not be entitled to vote on the proposal for the election of directors. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                          /s/ MARK A. OLDER

                                          Mark A. Older

                                          Secretary

Houston, Texas
December 18, 2002

                      INTEGRATED ELECTRICAL SERVICES, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2003 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

     The 2003 Annual Meeting will be held on Thursday, January 30, 2003, and any adjournments thereof. The annual meeting will be held at 10:30 a.m. Central Time, at the Doubletree Post Oak, 2001 Post Oak Blvd., Houston, TX 77056.

WHAT DATE WILL THE PROXY STATEMENT FIRST BE SENT TO THE STOCKHOLDERS?

     The approximate date on which this Proxy Statement will first be sent to stockholders is December 18, 2002.

WHO IS SOLICITING MY VOTE?

     The accompanying proxy is solicited by the Board of Directors of Integrated Electrical Services, Inc. (the "Company") for use at the 2003 Annual Meeting of Stockholders.

HOW ARE VOTES BEING SOLICITED?

     In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock of the Company.

WHO IS PAYING THE SOLICITATION COST?

     The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. Each share of Restricted Voting Common Stock is entitled to one-half of one vote upon each of the matters to be voted on at the meeting, except for the election of directors, upon which each share of Restricted Voting Common Stock has no vote, but the Restricted Voting Common Stock shall be entitled to elect one director to the Company's board. The holders of Restricted Voting Common Stock are entitled to elect one member of the board of directors and have nominated C. Byron Snyder to be elected as a Class II director at the 2003 Annual Meeting to serve until the 2006 Annual Meeting or until his successor is elected and qualified.

HOW DO I VOTE?

     When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

     Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted. Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying Mark A. Older, Secretary of the Company, in writing of such revocation, (ii) by executing a subsequent proxy sent to Mr. Older, or
(iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Older referenced in (i) and (ii) should be directed to Mark A. Older, Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, Texas 77027. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Older at the Annual Meeting of their intention to vote in person at the Annual Meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Pursuant to the Company's bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     The presence, in person or by proxy, of at least a majority of the sum of the outstanding shares of Common Stock and Restricted Voting Common Stock is required for a quorum to ratify the appointment of the independent certified public accountants and to transact such other business as may properly come before the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum to elect directors, except with respect to the election of the director which holders of the Restricted Voting Common Stock are entitled to elect ("Restricted Voting Director"). The presence, in person or by proxy, of at least a majority of the outstanding shares of Restricted Voting Common Stock is required for a quorum to elect the Restricted Voting Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on December 4, 2002, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof, the Company had outstanding 36,815,745 shares of common stock, par value $.01 per share (the "Common Stock"), and 2,605,709 shares of restricted voting common stock, par value $.01 per share (the "Restricted Voting Common Stock").

     The following table reflects the beneficial ownership of the Company's Common Stock as of October 31, 2002, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each named executive officer; and (iv) the Company's directors and executive officers as a group.

                                                               NUMBER OF     PERCENT
                                                              SHARES OWNED      OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY   CLASS(O)
------------------------                                      ------------   --------
Herbert R. Allen(a).........................................   1,037,734        2.8%
Richard China(b)............................................     143,527          *
C. Byron Snyder(c)..........................................   2,609,924        6.6
Donald Paul Hodel(d)........................................      35,055          *
Alan R. Sielbeck(d).........................................      80,359          *
Donald C. Trauscht(e).......................................       7,047          *
Bob Weik(f).................................................   1,480,000        4.0
James D. Woods(g)...........................................      16,179          *
Danniel J. Petro(h).........................................     459,125        1.2
William W. Reynolds(i)......................................     198,176          *
Robert Stalvey(j)...........................................     106,496          *
H. David Ramm(k)............................................     783,008        2.1
Directors and officers as a group (16 persons)(l)...........   7,477,973       18.5
Dimensional Fund Advisors(m)................................   3,007,800        8.1
Jeffrey L. Gendell(n).......................................   2,084,500        5.3

---------------

 * Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(a) Includes 200,000 shares of Common Stock owned by HRA Investment Group, LP as to which Mr. Allen disclaims beneficial ownership and 133,334 shares of Common Stock underlying options which are exercisable within 60 days.

(b) Includes 69,999 shares of Common Stock underlying options which are exercisable within 60 days.

(c) The shares attributed to Mr. Snyder are as follows (i) 2,585,829 shares are held in the 1996 Snyder Family Partnership (the "Partnership"), (ii) 699 shares are held in the 1998 Snyder Family Partnership Management Trust,
     (iii) 9,599 shares are held by the Worth Byron Snyder Trust, (iv) 9,582 shares are held by the Gregg Layton Snyder Trust, and (v) 1,215 shares are held directly. The shares attributed to Mr. Snyder comprise all of the Company's outstanding Restricted Voting Common Stock. Such shares may be converted to Common Stock in specific circumstances. Mr. Snyder disclaims beneficial ownership as to 1,118,193 of these shares which are attributable to the interests in the Partnership held by Mr. Snyder's children. Includes 3,000 shares of Common Stock underlying options which are exercisable within 60 days.

(d) Includes 22,000 shares of Common Stock underlying options which are exercisable within 60 days by each of Mr. Hodel and Mr. Sielbeck. Mr. Hodel's address is P.O Box 23099, Silverthorne, CO 80498. Mr. Sielbeck's address is 6 Cadillac Drive, #410, Brentwood, TN 37027.

(e) Includes 6,000 shares of Common Stock underlying options which are exercisable within 60 days. Mr. Trauscht's address is 4 Arden Court, Oak Brook, Illinois 60523.

(f) Includes 74,536 shares of Common Stock owned by two related trusts, as to which Mr. Weik disclaims beneficial ownership, 74,536 shares of Common Stock held by the Bob Weik Annuity Trust of 1997, and 68,852 shares of Common Stock underlying options which are exercisable within 60 days.

(g) Includes 9,000 shares of Common Stock underlying options which are exercisable within 60 days. Mr. Woods address is 6602 Chase Tower, 600 Travis, Houston, TX 77002.

(h) Includes 55,000 shares of Common Stock underlying options which are exercisable within 60 days.

(i) Includes 187,001 shares of Common Stock underlying options which are exercisable within 60 days.

(j) Includes 36,910 shares of Common Stock underlying options which are exercisable within 60 days.

(k) Information is as of last date of employment and includes 346,670 shares of Common Stock underlying options which are exercisable within 60 days.

(l) Includes 2,605,709 shares of Restricted Voting Common Stock described in Note (c) above and 1,034,433 shares of Common Stock underlying options which are exercisable within 60 days.

(m) An investment advisor registered under Section 203 of the Investment Advisors Act of 1940 which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940. Includes sole voting and sole dispositive power with respect to all of the shares, but disclaims beneficial ownership. Dimensional Fund Advisors' address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information is based solely on the 13G/A filed by Dimensional Fund Advisors on February 12, 2002.

(n) Mr. Gendell has shared voting and shared dispositive power in (i) Tontine Partners, L.P., 953,920 shares, (ii) Tontine Power Partners, L.P., 25,000 shares, (iii) Tontine Management, L.L.C., 978,920 shares, (iv) Tontine Associates, L.L.C., 20,000 shares, and (v) Tontine Overseas Associates, L.L.C., 970,280 shares. Mr. Gendell holds 115,300 shares with sole voting and sole dispositive power. Mr. Gendell's address is 237 Park Avenue, 9th Floor, New York, NY 10017. Information is based solely on the 13D filed by Jeffrey L. Gendell on January 7, 2002.

(o) Restricted Voting Common Stock is treated as options which are exercisable within 60 days in the percent of class calculation.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Amended and Restated Certificate of Incorporation, as amended, and bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than one nor more than fifteen persons. The Certificate of Incorporation divides the Board of Directors into three classes, designated as Class I, Class II and Class
III. Each class of directors is to be elected to serve a three-year term and is to consist, so far as possible, of one-third of the number of directors required at the time to constitute a full Board. If the number of directors is not evenly divided into thirds, the Board of Directors shall determine which class or classes shall have one extra director. In connection with the resignation of Mr. Richard L. Tucker as a Class II director, Mr. Snyder resigned his position as a Class I director and was appointed by the Board of Directors as a Class II director. The Board of Directors set the number of directors at eight, two in Class I, three in Class II and three in Class III, whose terms of office expire with the 2005, 2003 and 2004 annual meetings, respectively, and until their successors are elected and qualified. The holders of the Restricted Voting Common Stock are entitled to elect one director and are not entitled to vote on other directors.

     The term of office of each of the current Class II Directors expires at the time of the 2003 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Allen has been nominated to serve an additional three-year term as a Class II Director to be elected by the holders of the Common Stock. The holders of Restricted Voting Common Stock have indicated that they will elect Mr. Snyder as a Class II director. Each of Messrs. Allen and Snyder has consented to be named in this Proxy Statement and to serve as a director if elected. Mr. Weik will not stand for re-election and with the expiration of his term the number of directors will be set at seven.

     It is the intention of the holders of Common Stock and Restricted Voting Common Stock named in the accompanying proxy card to vote for the election of the nominees named below for which the stockholders are entitled to vote, respectively, unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock or Restricted Voting Common Stock present in person or by proxy at the 2003 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees, respectively.

     If, at the time of or prior to the 2003 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

DIRECTORS

NOMINEES -- CLASS II DIRECTORS (THE TERMS SHALL EXPIRE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS)

CLASS II

     The Class II Directors, whose present term of office as directors expire at the 2003 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

HERBERT R. ALLEN                                             DIRECTOR SINCE 2001

     Mr. Allen, 62, has been Chief Executive Officer of the Company since October 2001. From May 2001 to October 2001, Mr. Allen was Chief Operating Officer of the Company. From January 2000 to May 2001, Mr. Allen was Senior Vice President -- East Area of the Company. From June 1998 to January 2000, Mr. Allen was a Regional Operating Officer of the Company. Prior to that time, Mr. Allen was the President of H.R. Allen, Inc., one of the Company's subsidiaries.

C. BYRON SNYDER                                              DIRECTOR SINCE 1997

     Mr. Snyder, 54, has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder was a founding member and Senior Managing Director of Main Street Equity Ventures II, LP, a Houston-based private equity investment firm. Mr. Snyder was the President and owner of Sterling City Capital, L.L.C., a private investment company. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment, from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1991. Mr. Snyder is a member of the Board of Directors of United Glass Corporation, the largest glass fabrication and services company in North America.

DIRECTORS CONTINUING IN OFFICE

CLASS I

     The Class I Directors, whose present term of office as directors will continue after the meeting and expire at the 2005 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

RICHARD CHINA                                                DIRECTOR SINCE 2001

     Mr. China, 44, has been the Chief Operating Officer of the Company since October 2001. From May 2001 to October 2001, Mr. China was the Chief Executive Officer of IES Communications, Inc., one of the Company's subsidiaries. From August 2000 to May 2001, Mr. China was a Regional Operating Officer for the Company. Prior to that time, Mr. China was President of Primo Electric Company, one of the Company's subsidiaries.

ALAN R. SIELBECK                                             DIRECTOR SINCE 1998

     Mr. Sielbeck, 49, has served as Chairman of the Board and Chief Executive Officer of Service Experts, Inc., a publicly traded heating, ventilation and air conditioning service company, since its inception in March 1996 until January 2000. Mr. Sielbeck has served as Chairman of the Board and President of AC

Service and Installation Co. Inc. and Donelson Air Conditioning Company, Inc. since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor and Chief Financial Officer of RCM Interests, Inc., a commercial real estate development company. Mr. Sielbeck serves as a director for Midsouth Wire Products and Nashville Wire.

CLASS III

     The Class III Directors, whose present term of office as directors will continue after the meeting and expire at the 2004 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

DONALD PAUL HODEL                                            DIRECTOR SINCE 1998

     Mr. Hodel, 67, is Managing Director of Summit Group International, Ltd. (and related companies), an energy and natural resources consulting firm he founded in 1989. Mr. Hodel served as United States Secretary of the Interior from 1985 to 1989 and United States Secretary of Energy from 1982 to 1985. Mr. Hodel has served as director of both publicly traded and privately held companies and is the recipient of the Presidential Citizens Medal and honorary degrees from three universities. Mr. Hodel serves on the boards of directors of:
Salem Communications, Inc., a NASDAQ listed company; and the North American Electric Reliability Council.

DONALD C. TRAUSCHT                                           DIRECTOR SINCE 2002

     Mr. Trauscht, 69, has been the Chairman of BW Capital Corporation, a private investment company, since January 1996. From 1967 to 1995, Mr. Trauscht held various positions with Borg Warner Corporation, including Chairman and Chief Executive Officer. Mr. Trauscht is a director of ESCO Technologies Inc., Global Motorsport Group Inc. and OMI Corporation Inc.

JAMES D. WOODS                                               DIRECTOR SINCE 2001

     Mr. Woods, 71, is the retired Chairman and Chief Executive Officer of Baker Hughes Incorporated. He was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989 until January 1997. Mr. Woods is a director of Varco International Inc., ESCO Technologies Inc., OMI Corporation Inc., USEC Inc. and Foster Wheeler Inc.

     The executive officer information is incorporated by reference from the section titled "Item 4A. Executive Officers" in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

COMMITTEES

     The Board of Directors has established the Audit, Compensation, Nominating/Governance, and Executive Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Compensation and Nominating/Governance Committees are composed entirely of independent directors under current New York Stock Exchange policies and have the authority to retain and compensate counsel and experts. During fiscal year 2002 each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors, which met eight times, and the committees of which he was a member.

     Audit Committee. The Audit Committee, which met eight times during fiscal year 2002, is comprised of Messrs. Sielbeck (Chairman), Trauscht and Woods. Pursuant to its written charter, a copy of which is attached as Appendix "A", the Audit Committee assists the Board of Directors in:

     - fulfilling its responsibility to oversee management's implementation of and the integrity of the financial statements of the Company;

     - monitoring the qualifications, independence and performance of the Company's internal and independent auditors;

     - monitoring the compliance by the Company with legal and regulatory requirements; and

     - preparing the report that SEC rules require be included in the Company annual proxy statement.

     In fulfilling these duties the Audit Committee, in general:

     - reviews the annual financial statements with management and the independent auditor;

     - recommends to the Board of Directors whether the Company's annual audited financial statements and accompanying notes should be included in the Company's Annual Report on Form 10-K;

     - reviews with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingent liabilities and off-balance sheet structures, if any, on the Company's financial statements;

     - reviews with management and the independent auditor the Company's quarterly financial statements filed on Form 10-Q;

     - discusses periodically with Company management the Company's major financial risk exposure and steps implemented to monitor and control same;

     - reviews major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

     - has the sole authority to engage, oversee and evaluate the performance of and, when the Audit Committee determines it to be appropriate, to terminate the Company's independent auditors, to approve all audit engagement fees and terms and approves all significant non-audit engagements, if any, with the independent auditors. The independent auditors report directly to the Audit Committee;

     - reviews the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed by the independent auditor;

     - reviews periodically (i) the experience, qualifications and performance of the senior members of the Company's internal auditing team and (ii) the internal audit activities, staffing and budget;

     - reviews significant reports to management prepared in connection with internal audit and management's responses;

     - reviews with the independent auditor any problems or difficulties the auditor may encounter and any management letter provided by the auditor and the Company's response to that letter;

     - advises the Board of Directors with respect to the Company's policies and procedures regarding conflicts of interest and compliance with material laws and regulations;

     - reviews legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies; and

     - establishes procedures (i) to handle complaints regarding the Company's accounting practices, internal controls or auditing matters and (ii) to permit confidential anonymous submission to the Audit Committee of concerns by employees regarding accounting or auditing matters.

     Compensation Committee. The Compensation Committee, which met four times during fiscal year 2002, is comprised of Messrs. Woods (Chairman), Hodel and Trauscht. Pursuant to its written charter, copy of which is attached as Appendix "B", the Compensation Committee assists the Board of Directors in:

     - discharging its responsibilities relating to compensation of Company executives, and

     - producing an annual report on executive compensation for inclusion in the Company's annual proxy statement.

     In fulfilling these duties, the Compensation Committee generally:

     - establishes the Company's compensation philosophy and ensures that the compensation program is aligned with the Company's objectives consistent with the interest of the Company's stockholders;

     - reviews and approves new compensation plans;

     - evaluates the performance of the Chief Executive Officer and recommends to the Board of Directors the total compensation for the Chief Executive Officer;

     - reviews salaries, salary increases and other compensation of executive officers and evaluates the competitiveness of total compensation levels for executives;

     - receives recommendations regarding, and the selection of officers and key employees for participation in incentive compensation plans and receives recommendations regarding the establishment of performance goals and awards for those officers and key employees who participate in such incentive plans;

     - reviews and monitors benefits under all employee plans of the Company;

     - makes recommendations to the Board of Directors with respect to the management organization of the Company;

     - reviews and approves incentive compensation and equity based plans; and

     - evaluates, periodically, compensation paid to outside members of the Board of Directors including monitoring the competitiveness and composition of director compensation.

     Nominating/Governance Committee. The Nominating/Governance Committee, which met three times during fiscal year 2002, is comprised of Messrs. Trauscht (Chairman), Sielbeck and Woods. Pursuant to its written charter, a copy of which is attached as Appendix "C", the Nominating/Governance Committee assists the Board of Directors in:

     - establishing standards for Board of Directors and Nominating/Governance Committee members and oversees the performance of the Board of Directors and its members;

     - recommends to the Board of Directors whether existing Board of Director members should be nominated for new terms or replaced and whether more or fewer members are appropriate;

     - establishes criteria to select new directors and recommends to the Board of Directors a process for orientation of new Board of Director or committee members;

     - identifies individuals qualified to become members of the Board of Directors and recommends same to the Board of Directors as nominees to fill any existing or expected vacancy;

     - evaluates the Company's corporate governance procedures and recommends to the Board of Directors changes that the Nominating/Governance deems appropriate; and

     - considers persons nominated as a director by any of our stockholders, provided the nomination is made in accordance with our by-laws and applicable law.

     Executive Committee. The Executive Committee, which met three times during fiscal year 2002, is comprised of Messrs Allen, Snyder and Trauscht. Pursuant to its written charter the Executive Committee is authorized to:

     - act upon any urgent issues that arise between regularly scheduled meetings of the Board of Directors.

     The Executive Committee however, may not:

     - approve, adopt or recommend to the stockholders any matter or action expressly required by Delaware General Corporation Law to be submitted to the stockholders for approval, or

     - adopt, amend or repeal any bylaw or the Company,

DIRECTOR COMPENSATION

     Directors of the Company who are not officers or employees of the Company receive a $12,000 annual retainer paid quarterly, one-half in cash and one-half in shares of Company Common Stock. Committee chairmen receive an additional annual retainer of $3,000, paid one-half in cash and one-half in stock. Non-employee directors are also paid a meeting fee of $1,250 for each regular or special Board or committee meeting. Board members are paid $500 for telephonic meetings. In addition, each non-employee director of the Company receives a grant of an option to purchase 3,000 shares of Company Common Stock upon initial election as a director and an option to purchase 3,000 additional shares on each September 30 on which such director remains a non-employee director. The Company paid aggregate fees of $134,211 to non-employee directors in connection with the Board of Directors' and committee meetings in fiscal year 2002. Employee directors receive no additional compensation for attending Board of Directors or committee meetings.

REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

TERMINATION OF ARTHUR ANDERSEN LLP; ENGAGEMENT OF ERNST & YOUNG LLP

     On June 6, 2002, the Audit Committee of the Board of Directors of Company (the "Audit Committee") dismissed Arthur Andersen LLP as its independent auditors for the fiscal year 2002 and engaged Ernst & Young LLP as our independent auditors for the fiscal year 2002. The decision to change was not the result of any disagreement between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

REVIEW OF OUR COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002

     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2002 with our management. The Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended Ernst & Young LLP serve as the Company's independent auditors for Fiscal year 2003, subject to stockholder ratification.

                                    Alan R. Sielbeck (Chairman)
                                    Donald C. Trauscht
                                    James D. Woods

AUDIT FEES

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal year 2002.

Audit:(1)...................................................  $336,000
Financial Information System Design and Implementation:.....         0
All Other Fees:(2)..........................................     2,700
                                                              --------
          Total.............................................  $338,700
                                                              ========

---------------

(1) Audit-related includes services traditionally performed by the auditor such as review of Forms 10-Q and completion of annual audit.

(2) All other fees represent fees for tax advice and preparation of certain filings performed prior to the engagement of Ernst & Young LLP as independent auditors.

     The Audit Committee has considered whether the provision of the non-audit services listed as "Other" in the table above is compatible with maintaining the independence of Ernst & Young LLP.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of Integrated Electrical Services, Inc. (the "Compensation Committee") is pleased to present the 2002 report on executive compensation. This report of the Compensation Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Compensation Committee with respect to the executive officers of the Company. The Compensation Committee meets regularly and is comprised of Messrs. Woods (Chairman), Hodel and Trauscht. The duty of the Compensation Committee is to review compensation levels of senior members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company's compensation philosophy is to (i) compensate its executive officers at a base level that is near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company's stockholders.

BASE SALARY

     The Committee utilizes market compensation data that is reflective of the markets in which the Company competes for employees. Based on such data, the Committee believes that the salaries paid to the Company's executive officers are at or below executive officers' compensation in similar companies. The Committee intends to insure that the executive officer's compensation is consistent with its stated policies. Therefore, as part of its responsibilities, the Committee reviews the salaries for the Company's executive officers. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and the recommendation of the Chief Executive Officer.

ANNUAL BONUS

     The Company's annual bonus is intended to reward key employees based on Company and individual performance, motivate key employees, and provide competitive cash compensation opportunities. Target award opportunities vary by individual position and are expressed as a percentage of base salary. The individual target award opportunities are set at market median levels, but actual payouts may vary based on performance so that actual awards may fall below the 50th or above the 75th percentile. The amount a particular executive may earn is directly dependent on the individual's position, responsibility, and ability to impact the Company's financial success. During the 2002 fiscal year, no bonuses were paid.

LONG-TERM INCENTIVES

     The Company's long-term incentive plan is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to our stockholders. The key devices the Committee used during 2002 were stock options. Stock options align the interests of employees and stockholders by providing value to the executive through price appreciation.

CEO COMPENSATION

     In May 2002, the Committee undertook a detailed review of the performance of the Chief Executive Officer. A twenty-two point evaluation was developed that highlighted all material aspects of the position with Mr. Allen being rated on each item by the Board of Directors, the Company's senior management, a select group of subsidiary presidents and Mr. Allen himself. In order to insure anonymity the results of the evaluation were forwarded to the Company's independent auditors for compilation.

     Mr. Allen's salary was adjusted from $310,000 to $380,000 in connection with his election to the position of Chief Executive Officer. In addition to and as a result of the above evaluation, Mr. Allen's salary was adjusted to $475,000 effective October 1, 2002. Mr. Allen did not receive a bonus payment for fiscal year 2002.

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report.

                                    James D. Woods (Chairman)
                                    Donald Paul Hodel
                                    Donald C. Trauscht

     The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

EXECUTIVE OFFICERS

     The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officers, each of the four other most highly compensated executive officers of the Company, and one other individual qualified under Item 402(a)(3)(iii) for services rendered in all capacities to the Company for the years ended September 30, 2002, 2001, and 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                  ------------------------
                                              ANNUAL COMPENSATION                 SECURITIES
                                 ----------------------------------------------   RESTRICTED    UNDERLYING
                                 FISCAL                          OTHER ANNUAL       STOCK        OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS     COMPENSATION(D)     AWARD        (NUMBER)    COMPENSATION(H)
---------------------------      ------   --------   --------   ---------------   ----------    ----------   ---------------
Herbert R. Allen...............   2002    $380,002         --         --                  --     330,000        $  2,727
  President and Chief             2001     292,500   $120,000         --                  --      30,000           2,678
  Executive Officer............   2000     229,326    180,000         --                  --      36,000           3,439
Richard L. China...............   2002    $309,997         --         --                  --     185,000        $  2,330
  Chief Operating Officer......   2001     237,211   $175,000         --                  --      30,000           2,808
                                  2000     164,506    399,002         --                  --      10,000           2,818
William W. Reynolds(a).........   2002    $275,002         --         --                  --      80,000        $ 75,548
  Executive Vice President.....   2001     275,000   $ 55,000         --                  --     345,000          74,744
  and Chief Financial             2000      84,439     15,000         --                  --     100,000         109,469
    Officer....................
Danniel Petro..................   2002    $285,000         --         --                  --      70,000        $  1,844
  Regional Operating Officer...   2001     242,500   $171,038         --                  --      30,000           2,774
                                  2000     163,845    157,500         --                  --      26,000           2,159
Robert Stalvey.................   2002    $249,997         --         --                  --      60,000        $  1,930
  Senior Vice President........   2001     229,295   $ 58,500                             --      30,000           1,076
                                  2000     166,355    160,000                             --      10,000           2,525
Bob Weik(b)....................   2002    $325,000                                        --      50,000        $  2,180
  President -- Bexar              2001     325,000   $162,078         --                  --      30,000           3,341
    Electric...................
  Company, Ltd.................   2000     326,338    180,000         --          $   72,095(e)   40,000           4,175
H. David Ramm(c)...............   2002    $ 85,560         --         --                  --          --        $701,250(i)
                                  2001     453,556         --         --          $  195,000(f)  675,000           1,894
                                  2000     188,461   $495,000         --           2,275,000(g)  132,500              --

---------------

(a) Mr. Reynolds was named Executive Vice President and Chief Financial Officer on June 12, 2000.

(b) Mr. Weik was President -- Western Area, IES Operations Group, Inc from December 2001 to September 2002.

(c) Mr. Ramm no longer serves as President and Chief Executive Officer of the Company.

(d) No executive officer received perquisites or other personal benefits in excess of 10% of their total annual salary and bonus during the fiscal year ended September 30, 2002.

(e) The dollar value of the restricted stock appearing in the table is based on the closing sales price of the Integrated Electrical Services' Common Stock on December 15, 1999 ($8.8125) the date of the award. The restricted stock vested 50% on May 31, 2000 and 50% on August 31, 2000. As of September 30, 2002, the 8,181 shares had an aggregate value of $30,597. The Company does not pay dividends.

(f) The dollar value of the restricted stock appearing in the table is based on the closing sales price of the Integrated Electrical Services' Common Stock on December 11, 2000 ($5.375) the date of the award. The restricted stock was immediately vested on the grant date. As of September 30, 2002, the 36,279 shares had an aggregate value of $135,683. The Company does not pay dividends.

(g) The dollar value of the restricted stock appearing in the table is based on the closing sales price of the Integrated Electrical Services' Common Stock on March 20, 2000 ($5.6875) the date of the award. The restricted stock vests over four years with 100,000 shares vesting on each anniversary of his date of hire (March 20, 2000). As of September 30, 2002, the 400,000 shares had an aggregate value of $1,496,000. The Company does not pay dividends.

(h) All other compensation for fiscal year 2002 consists of Company contributions to the IES Corp. Executive Savings Plan and the IES, Inc. 401(k) Retirement Savings Plan. In addition, for 2001 and 2002, Mr. Reynolds received $73,333 per his employment agreement (paid 50% in cash and 50% in IES common stock). For 2000, Mr. Reynolds received a $40,000 sign-on award, $59,107 which is 70% of his base salary between June 12, 2000 and September 30, 2000, and a payment of $10,562 relating to his relocation.

(i) In addition to the cash payments described, Mr. Ramm received as part of his severance agreement (i)100% reimbursement for a period of 17 months for both Mr. Ramm and his spouse for COBRA medical coverage, (ii) removal of most restrictions on 300,000 shares of IES Common Stock, (iii) an automobile, (iv) artwork and (v) 5% interest of the Company's interest in EPV Holdings LLC.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      PERCENTAGE OF
                                                      TOTAL OPTIONS
                                  NUMBER OF SHARES     GRANTED TO                              GRANT DATE
                                     UNDERLYING       EMPLOYEES IN    PRICE PER   EXPIRATION    PRESENT
NAME                             OPTIONS GRANTED(A)    FISCAL YEAR      SHARE        DATE       VALUE(B)
----                             ------------------   -------------   ---------   ----------   ----------
Herbert R. Allen...............        65,000              3.2%         $5.25      10/1/2011    $224.250
                                      200,000              9.8%          3.65      11/9/2011     478,255
                                       65,000              3.2%          3.74      9/30/2009     146,534
Richard L. China...............        40,000              2.0%         $5.25      10/1/2011    $138,000
                                      100,000              4.9%          3.65      11/9/2011     239,127
                                       45,000              2.2%          3.74      9/30/2009     101,447
William W. Reynolds............        40,000              2.0%         $5.25      10/1/2011    $138,000
                                       40,000              2.0%          3.74      9/30/2009      90,175
Danniel Petro..................        40,000              2.0%         $5.25      10/1/2011    $138,000
                                       30,000              1.5%          3.74      9/30/2009      67,631
Robert Stalvey.................        30,000              1.5%         $5.25      10/1/2011    $103,500
                                       30,000              1.5%          3.74      9/30/2009      67,631
Bob Weik.......................        50,000              2.5%         $5.25      10/1/2011    $172,500
H. David Ramm..................            --               --             --             --          --

---------------

(a) Stock options vest one-third on each anniversary of the grant date until fully vested (standard vesting).

(b) Present value is determined by using the Black-Scholes Option Pricing Model. The material assumptions and adjustments incorporated into the Black-Scholes model in making such calculations include the following: (1) an interest rate representing the treasury strip rate as of the date of grant, with a term to maturity equal to that of the expected life of the stock option grant; (2) volatility representing the annualized standard deviation of the log normal monthly returns; and (3) a 3% annual adjustment for risk of forfeiture during vesting. The ultimate values of the options will depend on the future market prices of the Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will recognize upon exercise of an option will depend on the difference between the market value of the Common Stock on the date the option is exercised and the applicable exercise price.

                         OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the value of exercised and unexercised options held by the executive officers of the Company. Value at September 30, 2002 is measured as the difference between the exercise price and fair market value on September 30, 2002.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND OPTION VALUES AT SEPTEMBER
                                    30, 2002

                   NUMBER OF SECURITIES VALUE OF UNEXERCISED

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                           OPTIONS HELD AT            MONEY OPTIONS HELD AT
                              SHARES                     SEPTEMBER 30, 2002            SEPTEMBER 30, 2002
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Herbert R. Allen..........      --           --         34,000        362,000        $     0        $18,000
Richard L. China..........      --           --         16,666        208,334              0          9,000
William W. Reynolds.......      --           --        167,002        357,998              0              0
Danniel Petro.............      --           --         32,334         98,666              0              0
Robert Stalvey............      --           --         20,243         84,229              0              0
Bob Weik..................      --           --         57,185         83,334              0              0
H. David Ramm.............      --           --        346,670(a)          --              0              0

---------------

(a)  Options remain exercisable for a two year period from March 1, 2002.

EMPLOYMENT AGREEMENTS

     On March 20, 2000, the Company entered into a three year employment agreement with H. David Ramm for the position of President and Chief Executive Officer. Under this agreement, Mr. Ramm's initial salary was $350,000. Mr. Ramm also received 132,500 stock options and a restricted stock award of 400,000 shares.

     On June 12, 2000, the Company entered into a three year employment agreement with William W. Reynolds for the position of Executive Vice President and Chief Financial Officer. Under this agreement, Mr. Reynolds initial salary was $275,000. Mr. Reynolds also received 100,000 stock options, and $73,333 payable each year for three years in a combination of cash and stock.

     The Company entered into employment agreements with Messrs. Allen, Weik, and China, with the agreements expiring on May 21, 2003, January 29, 2003, and January 12, 2004 respectively, that initially provided for annual salaries of $150,000, $85,000, and $150,000, respectively. Each agreement is subject to annual review by the Compensation Committee. In addition, the employment agreements generally restrict these individuals from competing with the Company for a period of two years after the date of the termination of employment with the Company. In the event of a change of control of the Company, such employees may be entitled to receive a multiple of the then remaining benefits under the agreements.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) the Russell 2000, and (iii) a peer group stock index (the "Peer Group") selected in good faith by the Company made up of the following publicly traded companies: Comfort Systems USA, Inc., Dycom Industries Inc., Emcor Group Inc., Encompass Services Corp, Fluor Corp (Massey Energy Company was distributed as a dividend to Flour Corp shareholders on December 22, 2000 and the value of such dividend is reflected as a reinvestment), Jacobs Engineering Group, Mastec Inc., and Quanta Services Inc. Due to activities such as reorganizations and mergers, additions and deletions are made to the Peer Group from time to time and as the result of a reorganization Washington Group International (formerly known as Morrison Knudson) has been removed from the Peer Group. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the S&P 500 Index, the Russell 2000, and the Peer Group, on January 27, 1998.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
         AMONG INTEGRATED ELECTRICAL SERVICES, INC., THE S&P 500 INDEX
                           AND THE RUSSELL 2000 INDEX

                              [PERFORMANCE GRAPH]

                                                                CUMULATIVE TOTAL RETURN
                           -------------------------------------------------------------------------------------------------
                           1/27/98    3/98     6/98     9/98    12/98     3/99     6/99     9/99    12/99     3/00     6/00
INTEGRATED ELECTRICAL
 SERVICES, INC...........  100.00    137.07   138.79   102.59   153.45   110.34   111.21   109.05    69.40    36.21    35.34
S & P 500................  100.00    113.95   117.71   106.00   128.58   134.98   144.50   135.48   155.64   159.20   154.97
RUSSELL 2000.............  100.00    110.06   104.93    83.79    97.45    92.17   106.50    99.77   118.17   126.54   121.76
PEER GROUP...............  100.00    113.30   108.06    91.45   118.55   119.06   149.35   118.84   130.69   225.03   218.08

                                                      CUMULATIVE TOTAL RETURN
                           ------------------------------------------------------------------------------
                            9/00    12/00     3/01     6/01     9/01    12/01     3/02     6/02     9/02
INTEGRATED ELECTRICAL
 SERVICES, INC...........   47.41    40.95    39.31    67.24    37.24    35.31    34.48    43.10    25.79
S & P 500................  153.47   141.46   124.69   131.99   112.62   124.65   125.00   108.25    89.55
RUSSELL 2000.............  123.10   114.60   107.14   122.56    97.00   117.45   122.13   111.93    87.97
PEER GROUP...............  166.68   157.54   136.04   153.85   107.11   115.39   120.14   104.63    68.32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to several lease agreements expiring on October 31, 2005 and one lease agreement expiring on December 10, 2006, Bexar Electric Company Ltd. agreed to lease certain facilities owned by Mr. Weik and his immediate family. Such lease agreements provide for an annual rent of approximately $364,176 which the Company believes is not in excess of fair rental value for such facilities.

     During 2002, Main Street Equity Ventures ("Main Street"), a venture capital firm in which Mr. Snyder served as a Senior Managing Director, was subcontracted by a third party engaged by the Company to perform work for the Company. Main Street received $80,000 in 2002 for the services performed. The Company believes that the amount paid to Main Street for services was reasonable under the circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2002, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company or its subsidiaries.

     During fiscal year 2002, no member of the Compensation Committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company or (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2002, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 2002.

                                  PROPOSAL TWO
                           RATIFICATION OF SELECTION
                              INDEPENDENT AUDITORS

     On June 6, 2002, the Audit Committee of the Board of Directors of Integrated Electrical Services, Inc. (the "Audit Committee") dismissed Arthur Andersen LLP ("AA") as our independent auditors for the fiscal year 2002 and engaged Ernst & Young LLP as our independent auditors for the fiscal year 2002.

     The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2003, subject to ratification by the Company's stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

     During the two fiscal years ended September 2000 and 2001, and the subsequent interim period through June 6, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA's satisfaction, would have caused AA to make a reference to the subject matter of the disagreement in connection with its reports.

     The audit reports of AA on our consolidated financial statements as of and for the fiscal years ended September 30, 2000 or 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years ended September 2000 and 2001, and the subsequent interim period through June 6, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The affirmative vote of holders of a majority of the shares of Common Stock voted at the 2003 Annual Meeting of Stockholders is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2003.

     If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote hereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Pursuant to the Company's bylaws, stockholder proposals submitted for consideration at the Company's 2003 Annual Meeting of Stockholders must be delivered to the Corporate Secretary no later than 80 days before the date of the 2003 Annual Meeting of Stockholders; provided, however, that if less than 90 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the date of which such notice was mailed or such public disclosure made. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2003 Annual Meeting of Stockholders.

     A proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than August 20, 2003 if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     In some cases only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027 or an oral request by calling the Corporate Secretary at (713) 860-1500.

                                          By Order of the Board of Directors

                                          /s/ MARK A. OLDER
                                          --------------------------------------
                                          Mark A. Older
                                          Secretary

                                  APPENDIX "A"

                      INTEGRATED ELECTRICAL SERVICES, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in (1) fulfilling its responsibility to oversee management's implementation of and the integrity of the financial statements of the Company, (2) monitoring the qualifications, independence and performance of the Company's internal and independent auditors, (3) monitoring the compliance by the Company with legal and regulatory requirements, and (4) preparing the report that SEC rules require be included in the Company's annual proxy statement.

MEMBERSHIP

     The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member of the Audit Committee shall satisfy the independence, financial literacy (as such term is interpreted by the Board in its business judgment) and experience requirements as promulgated by the New York Stock Exchange (with respect to financial literacy, a person may become financially literate within a reasonable time after his or her appointment). Prior to appointment and annually thereafter the Board must affirmatively determine that each member of the Audit Committee has no relationship with the Company that would interfere with the exercise of his or her independent judgment and is otherwise independent within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended (the " '34 Act"), and the rules and regulations of the SEC promulgated thereunder. At least one member of the Audit Committee shall have accounting or related financial management expertise (as such qualification is established by the Board) and shall otherwise be a "financial expert" (as such term is defined by the SEC). In considering whether an Audit Committee member is able to devote the time necessary to perform his duties as such a member, the Board shall consider, among other things, whether simultaneous service as a member of any other company audit committee would materially impair such member's effectiveness on the Audit Committee. The only compensation that will be paid by the Company to members of the Audit Committee will be director's fees payable by the Company.

     The Audit Committee shall meet from time to time, as determined by the Chairman of the Committee or at the request of management or at the request of the Company's senior most internal audit executive or the independent public accounting firm engaged by the Company to perform audit services on behalf of the Company (also referred to herein as the "independent auditor"). The Audit Committee shall keep regular minutes of its proceedings. For the transaction of any business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum.

     The Audit Committee shall have the authority and appropriate funding to retain special legal, accounting or other consultants to advise the Audit Committee as the Audit Committee determines to be appropriate to carry out its duties. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and may request any officer or employee of the Company or the Company's inside or outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with any of the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee shall conduct an annual evaluation of its performance.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall have the following responsibilities:

CHARTER

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes in the Charter to the Board for approval.

     2. Publish this Charter in accordance with applicable SEC and NYSE rules and regulations.

FINANCIAL MATTERS

     3. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices and judgments, as well as the adequacy and effectiveness of accounting and financial internal controls that could significantly affect the Company's financial statements. Such review shall include a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     4. Recommend to the Board of Directors whether the Company's annual audited financial statements and accompanying notes should be included in the Company's Annual Report on Form 10-K.

     5. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transaction as to which management obtained a Statement on Accounting Standards No. 50 letter.

     6. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingent liabilities and off-balance sheet structures, if any, on the Company's financial statements.

     7. Prior to the filing of its Form 10-Q, review with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and analysis of Financial Condition and Results of Operations", and the results of the independent auditor's review of same.

     8. Discuss periodically with Company management the Company's major financial risk exposure and the steps implemented to monitor and control same, including a discussion of the appropriateness of existing guidelines and procedures in place to govern the risk assessment and management process. To the extent the Audit Committee determines that changes to such guidelines or procedures appear appropriate, to recommend such changes.

     9. Discuss with management the types of information proposed to be disclosed in Company earnings press releases, as well as the type of financial information and earnings guidance to be provided to analysts and ratings agencies.

AUDITING AND ACCOUNTING

     10. To assist the Audit Committee in performing its duties to evaluate an independent auditing firm's qualifications, performance and independence, on an annual basis to obtain and review a report by the independent auditing firm retained by the Company describing the following:

     - such firm's quality control procedures;

     - any material issues raised by the most recent internal quality-control review, or peer review, of such firm or by any investigation by governmental or professional authorities within the preceding five years regarding one or more independent audits by such firm and any measures taken by such firm in respect of those issues; and

     - all relationships between the Company and such firm.

     11. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     12. The Audit Committee shall have the sole authority to engage, oversee and evaluate the performance of and, when the Audit Committee determines it to be appropriate, to terminate the Company's independent auditors, to approve all audit engagement fees and terms and approve all significant non-audit engagements, if any, with the independent auditors. The independent auditors shall report directly to the Audit Committee. The Audit Committee shall implement procedures to assure that the independent auditors engaged by the

Company to audit the Company's financial statements do not provide any non-audit services prohibited by applicable law or the rules and regulations promulgated by the Public Company Accounting Oversight Board, the SEC or the NYSE.

     13. Meet with the independent auditor prior to the audit to review the planning procedures and staffing of the audit.

     14. Obtain from the independent auditor assurance that such firm and the Company have complied with the audit requirements of Section 10A of the '34 Act.

     15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Such discussions shall also include the independent auditor's judgment about the quality of the Company's accounting principles, including such matters as the consistency of application of the Company's accounting policies, as well as the clarity and completeness of the Company's accounting information contained in the financial statements and related disclosures filed with the Securities and Exchange Commission.

     16. Review the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed by the independent auditor. In this connection, the Audit Committee is responsible for ensuring the independent auditor furnish, at least annually, a formal written statement delineating all relationships with the Company, consistent with Independence Standards Board Standard 1. To evaluate the independence of the independent auditor, the Audit Committee shall review the statement, conduct an active discussion with the independent auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the firm consider the effect of non-audit services, if any, performed by the independent auditor; take any other appropriate action in response to the firm's statement or other communications to satisfy itself of the independence of the firm; and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of such firm.

     17. On an annual basis, present to the Board the conclusions of the Audit Committee relating to the continued qualifications, performance and independence of the independent auditor engaged by the Company and, if so determined by the Audit Committee, its conclusion that such firm should be replaced.

     18. Review periodically (i) the experience, qualifications and performance of the senior members of the Company's internal auditing team and (ii) the internal audit activities, staffing and budget.

     19. Assure the regular rotation of the lead audit partner of the independent auditing firm engaged by the Company as required by law (Section 10A of the '34 Act now mandates rotation of the lead or coordinating audit partner and the reviewing audit partner every five years).

     20. In accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and any rules and regulations that may be promulgated by the SEC thereunder, the Audit Committee shall assure that the independent auditor shall attest to, and report on, the assessment of the effectiveness of Company's internal control structure and procedure for financial reporting to be made as of the end of each of the Company's fiscal years included in each annual report of the Company in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated by the SEC with respect thereto.

     21. Review the significant reports to management prepared in connection with internal audits and management's responses.

     22. Review with management and the independent auditor any correspondence with regulators or governmental agencies, or any employee complaints or published reports, that raise material issues regarding the Company's financial statements or accounting policies.

     23. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or significant disagreements with management.

          b. Any changes required in the planned scope of the internal and external audits.

          c. The internal audit responsibilities, budget and staffing.

     24. Review with the independent auditor any issues, including matters of audit quality and consistency, on which the Company's audit team consulted the national office.

LEGAL MATTERS

     25. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     26. Advise the Board with respect to the Company's policies and procedures regarding conflicts of interest and compliance with material laws and regulations.

     27. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     28. As the Audit Committee determines it to be appropriate, to obtain advice and assistance from outside legal, accounting or other advisers.

     29. Meet with the Company's Chief Executive Officer and Chief Financial Officer from time to time as appropriate to permit such officers to provide the attestations or certifications required by the rules and regulations of the SEC or NYSE.

     30. Establish policies for approval by the Board regarding hiring employees or former employees of the independent auditors engaged by the Company.

     31. Establish procedures (i) to handle complaints regarding the Company's accounting practices, internal controls or auditing matters and (ii) to permit the confidential, anonymous submission to the Audit Committee of concerns by employees regarding accounting or auditing matters.

EXECUTIVE SESSIONS

     32. Meet periodically (not less often than quarterly), with management, internal auditing personnel and the independent auditor engaged by the Company in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to certify or otherwise attest to the Company's financial statements. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                  APPENDIX "B"

                      INTEGRATED ELECTRICAL SERVICES, INC.

                         COMPENSATION COMMITTEE CHARTER

     The Compensation Committee is appointed by the Board to assist the Board in discharging its responsibilities relating to compensation of Company executives and to produce an annual report on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable rules and regulations.

MEMBERSHIP

     The Compensation Committee shall be comprised of three or more directors as determined by the Board. Each member of the Compensation Committee must (i) meet the independence requirement as promulgated by the NYSE, (ii) constitute a "Non-Employee Director," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the " '34 Act"), and (iii) satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Prior to appointment and annually thereafter, the Board must determine that each member of the Compensation Committee has no relationship with the Company that would otherwise interfere with the exercise of his or her independent judgment, and otherwise satisfies the criteria specified in the preceding sentence. Members of the Compensation Committee may be removed at any time upon the determination of the Board.

     The Compensation Committee shall meet from time to time, as determined by the Committee's Chairman or upon the request of the Chairman of the Board or the Chief Executive Officer. The Compensation Committee shall keep regular minutes of its meetings. For the transaction of business at any meeting of the Compensation Committee, a majority of the members shall constitute a quorum.

     The Compensation Committee shall have the authority and appropriate funding to retain legal counsel or compensation or other consultants to assist the Compensation Committee in the performance of its duties, as the Compensation Committee determines to be appropriate to perform its duties or to protect the interests of the Company's stockholders, all on such terms as the Compensation Committee may determine to be appropriate.

     The Compensation Committee shall conduct an annual evaluation of its performance.

     The Compensation Committee shall make regular reports to the Board.

DUTIES

     The Compensation Committee shall have the following responsibilities:

Charter

     1. Review and assess the adequacy of this Charter annually and recommend any proposed changes in the Charter for Board approval.

     2. Publish this Charter in accordance with applicable SEC and NYSE rules and regulations.

Responsibilities

     3. To establish the Company's compensation philosophy and to ensure that the compensation program is aligned with the Company's objectives, consistent with the interests of the Company's stockholders.

     4. To review and approve new compensation plans, ensuring that they are designed to achieve the stated compensation philosophy.

     5. To evaluate the performance of the Chief Executive Officer, and to recommend for Board approval total compensation for the Chief Executive Officer accompanied by a written rationale for such recommenda-tion. In determining the long-term incentive component of the compensation package for the Chief Executive Officer, the Compensation Committee will include an evaluation of the Company's performance and relative return to stockholders and the level of similar incentive awards to CEOs at the comparable companies.

     6. To review salaries, salary increases and other compensation, including, without limitation, incentive compensation, of executive officers and to evaluate the competitiveness of total compensation levels for executives on an annual basis or at such times as it shall be requested by the Board and to report to the Board.

     7. To receive recommendations regarding, and to select officers and key employees for participation in, incentive compensation plans and to receive recommendations regarding and to establish performance goals and awards for those officers and key employees who participate in such incentive compensation plans and to report on same to the Board.

     8. To review and monitor benefits under all employee plans of the Corporation and to report thereon at such times as the Compensation Committee deems it appropriate, to the full Board.

     9. To consider and make recommendations to the Board from time to time with respect to the management organization of the Company, including recommending the election and appointment of officers of the Company and reviewing the Company's plans for executive development, the orderly succession of the officers of the Company (including the Chief Executive Officer and Chief Financial Officer) and contingency plans for management succession in the event of the unexpected departure of any senior executive officer.

     10. To review and approve incentive compensation and equity-based plans, including the financial and operating measures as may be required by such plans and make recommendations to the Board with respect to same.

     11. Make all decisions or determinations that may be required to be made by the Compensation Committee under the Company's compensation or benefit plans or as the Compensation Committee determines to be appropriate for the operation of any such plan and the distribution, award or payment of benefits thereunder.

     12. Periodically to evaluate compensation paid to outside members of the Board including periodically monitoring the competitiveness and composition of Director compensation.

                                  APPENDIX "C"

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    NOMINATING/GOVERNANCE COMMITTEE CHARTER

MEMBERSHIP

     The Nominating/Governance Committee shall be comprised of three or more directors as determined by the Board. The members of the Nominating/Governance Committee shall meet the independence requirements as promulgated by the New York Stock Exchange. Prior to appointment and annually thereafter the Board must determine that each member of the Nominating/Governance Committee has no relationship with the Company that would interfere with the exercise of his or her independent judgment. Members of the Nominating/Governance Committee may be removed at any time upon the determination of the Board.

     The Nominating/Governance Committee shall meet from time to time, as determined by the Committee's Chairman or upon the request of the Chairman of the Board. The Nominating/Governance Committee shall keep regular minutes of its meetings. For the transaction of business at any meeting of the Nominating/ Governance Committee, a majority of the members shall constitute a quorum.

     The Nominating/Governance Committee shall have the authority and appropriate funding to retain special legal or other consultants to advise the Nominating/Governance Committee in the performance of its duties, all on such terms as the Nominating/Governance Committee may determine to be appropriate.

     The Nominating/Governance Committee shall conduct an annual evaluation of its performance.

     The Nominating/Governance Committee shall make regular reports to the Board.

DUTIES

     The Nominating/Governance Committee shall have the following responsibilities:

Charter

     1. Review and assess the adequacy of this Charter annually and recommend any proposed changes in the Charter for Board approval.

     2. Publish this Charter in accordance with applicable SEC and NYSE rules and regulations.

Responsibilities

     3. The Nominating/Governance Committee shall establish standards for Board and committee members and shall oversee the performance evaluation of the Board and its members.

     4. Based upon such evaluations, the Nominating/Governance Committee shall recommend to the Board whether existing Board members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

     5. The Nominating/Governance Committee shall assist the Board in establishing criteria to select new directors and shall recommend to the Board a process for orientation of new Board or committee members. Such criteria and new member orientation process shall be reviewed by the Nominating/Governance Committee annually, and the Nominating/Governance Committee shall recommend to the Board such modifications as the Committee determines to be appropriate.

     6. The Nominating/Governance Committee shall identify individuals qualified to become members of the Board and shall recommend same to the Board as a nominee to fill any existing or expected vacancy.

     7. The Nominating/Governance Committee shall have the sole authority to retain and terminate any search firm on behalf of the Company to identify director candidates, which shall also include the sole authority to approve any such search firm's fees and other retention terms.

     8. The Nominating/Governance Committee shall evaluate the Company's corporate governance procedures and recommend to the Board changes that the Nominating/Governance Committee determines to be appropriate. In addition to such other matters as the Nominating/Governance Committee determines to be appropriate, the Committee shall evaluate (i) the structure and operation of the committees of the Board (including whether any committee or subcommittee should have the authority to delegate any of its responsibilities to a sub-committee) and recommend to the Board any changes thereto that the Nominating/ Governance Committee determines to be appropriate, (ii) the size and membership of each committee and recommend to the Board any changes thereto that the Nominating/Governance Committee determines to be appropriate, and (iii) the effectiveness of the committee reporting process to the Board.

     The Nominating/Governance Committee shall establish such rules, policies and procedures as it may from time to time determine to be appropriate to perform its duties.

     The Governance Committee is appointed by the Board to identify individuals qualified to become Board members, to recommend same to the full Board, to develop and recommend to the Board a set of corporate governance principles applicable to the Company and to oversee the evaluation of the Board.

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                      INTEGRATED ELECTRICAL SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

   SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.


     The undersigned hereby appoints C. Byron Snyder, Herbert R. Allen and Mark
A. Older, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on Thursday, January 30, 2003, at 10:30 a.m. at the Doubletree Post Oak, 2001 Post Oak Blvd., Houston, TX 77056 or at any adjournment or postponement thereof, as follows:


     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.


                        PROPOSAL 1. ELECTION OF DIRECTORS


[ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY for all nominees
listed below


     01-Herbert R. Allen to hold office until the 2006 Annual Meeting and until his successor is elected and qualified. INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.


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    PROPOSAL 2. APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

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Please check the following box if you plan to attend the Annual Meeting of
Stockholders in person.  [ ]

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     P
     R
     O
     X
     Y

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     ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE
DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.


     YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.


                                        Dated:
                                              ------------------, ------

                                        Signature(s)
                                                     -------------------


                                        Please sign exactly as name
                                        appears on this card. Joint
                                        owners should each sign.
                                        Executors, administrators,
                                        trustees, etc., should give their
                                        full titles.


                                        PLEASE COMPLETE, SIGN AND
                                        PROMPTLY MAIL THIS PROXY IN THE
                                        ENCLOSED ENVELOPE.

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